Exhibit 99.1

11730 Plaza America, Suite 700

Reston, VA 20190

News Release

Contacts:

Brian J. Clark, Executive Vice President & CFO

(703) 707-6751

Maureen Crystal, Vice President of Investor Relations

(703) 707-6777

mcrystal@nciinc.com

Lucas J. Narel to Join NCI as Executive Vice President and Chief Financial Officer

RESTON, Va.,—December 14, 2011—(BUSINESS WIRE)—NCI, Inc. (NASDAQ:NCIT), a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies, is pleased to announce that as of January 1, 2012, Lucas J. Narel will become NCI’s executive vice president, chief financial officer and treasurer. He will succeed Brian J. Clark, as Mr. Clark assumes his new role as president of NCI on January 1, 2012, as previously announced.

Mr. Narel brings to NCI more than 13 years of finance and executive experience within the government IT services sector. He will manage all aspects of the company’s financial operations, including corporate accounting, strategic financial planning, income taxes and corporate treasury.

Prior to joining NCI, he was vice president of finance for CGI Federal, a $1.2 billion government information technology contractor and wholly-owned subsidiary of CGI Group, overseeing accounting, budgeting and financial operations, as well as the financial integration of CGI’s $1.1 billion acquisition of Stanley, Inc. in August 2010. Prior to CGI’s acquisition of Stanley, Mr. Narel was vice president and corporate controller for Stanley where he played key roles in its initial public offering in 2006, the company’s transition to a public company, and provided executive leadership on a number of strategic transactions and financings which supported growth that more than tripled the size of the company since going public.

“We are very pleased to have Lucas join our executive team,” said Charles Narang, NCI’s chairman and CEO. “In the complex and dynamic environment we are operating in today, a financial executive of Lucas’ caliber is critically important to maintaining and increasing our competitiveness while driving and creating value for NCI and our shareholders.”

About NCI, Inc.:

NCI is a leading provider of information technology (IT), engineering, logistics, and professional services and solutions to U.S. Federal Government agencies. We have ISO 9001:2008 and other industry-leading and globally recognized certifications. NCI’s award-winning expertise encompasses areas critical to its customers’ mission objectives, including enterprise systems management; network engineering; cybersecurity and information assurance; software development and systems engineering; program management, acquisition, and lifecycle support; engineering and logistics; health IT/medical transformation; and training and simulation. The company is a member of the Russell 2000 and S&P Small Cap 600 indexes, and was recently named to FORTUNE Magazine’s 2010 “100 Fastest-Growing Companies” list. Headquartered in Reston, Virginia, NCI has approximately 2,800 employees and more than 100 locations worldwide. For more information, visit our Web site at www.nciinc.com, or e-mail mcrystal@nciinc.com.

Forward-Looking Statement: Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. These and other risk factors are more fully discussed in the section titled “Risks Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q. The forward-looking statements included in this news release are only made as of the date of this news release and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

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